Exhibit 4.19

Execution Version

SIXTEENTH AMENDMENT

TO

AMENDED, RESTATED AND CONSOLIDATED

 REVOLVING CREDIT AGREEMENT

DATED AS OF MAY 27, 2022

AMONG

DIVERSIFIED GAS & OIL CORPORATION,

 AS BORROWER,

THE GUARANTORS PARTY HERETO,

KEYBANK NATIONAL ASSOCIATION,

 AS ADMINISTRATIVE AGENT,

AND

THE LENDERS PARTY HERETO

SIXTEENTH AMENDMENT TO AMENDED, RESTATED AND

CONSOLIDATED REVOLVING CREDIT AGREEMENT

This Sixteenth Amendment to Amended, Restated and Consolidated Revolving Credit Agreement (this “Sixteenth Amendment”) dated as of May 27, 2022, is among Diversified Gas & Oil Corporation, a Delaware corporation (the “Borrower”), each of the undersigned guarantors (the “Guarantors”), each Lender (as defined below) party hereto, and KeyBank National Association, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

RECITALS

A.          The Borrower, the Administrative Agent and the banks and other financial institutions from time to time party thereto (together with their respective successors and assigns in such capacity, each a “Lender”) have entered into that certain Amended, Restated and Consolidated Revolving Credit Agreement dated as of December 7, 2018, as amended by that certain First Amendment dated as of April 18, 2019, that certain Second Amendment dated as of June 28, 2019, that certain Third Amendment dated as of November 13, 2019, that certain Fourth Amendment dated as of January 9, 2020, that certain Fifth Amendment dated as of January 22, 2020, that certain Sixth Amendment dated as of March 24, 2020, that certain Seventh Amendment dated as of May 21, 2020, that certain Eighth Amendment dated as of June 26, 2020, that certain Ninth Amendment dated as of November 19, 2020, that certain Tenth Amendment dated as of April 6, 2021, that certain Eleventh Amendment dated as of May 11, 2021, that certain Twelfth Amendment dated as of August 17, 2021, that certain Thirteenth Amendment dated as of December 7, 2021, that certain Fourteenth Amendment dated as of February 4, 2022, and that certain Fifteenth Amendment dated as of February 23, 2022 (as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

B.          The Borrower has requested, and the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein in connection with the formation and investment in ABS V Holdings, ABS V and ABS V Upstream (each as defined below).

AGREEMENT

NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Sixteenth Amendment and in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Definitions. Unless otherwise defined in this Sixteenth Amendment, each capitalized term used in this Sixteenth Amendment has the meaning assigned to such term in the Credit Agreement. Unless otherwise indicated, all section references in this Sixteenth Amendment refer to sections of the Credit Agreement.

Section 2.     Amendments. Subject to the Satisfaction of the Conditions Precedent in Section 5 of this Sixteenth Amendment, the Credit Agreement shall be amended effective as of the Sixteenth Amendment Effective Date by deleting the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and adding the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached hereto as Exhibit A.

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Section 3.     Waivers.

3.1        Consideration for Transfer of Oil and Gas Properties. The cash consideration to be received by the Borrower from ABS V in connection with the Dispositions in one or more separate transactions by Diversified to ABS V Upstream of the assets acquired pursuant to that certain Separation Agreement dated as of May 25, 2022 by and among Borrower, Diversified, ABS V and ABS V Upstream (the “Transferred Assets”) related to an asset backed securitization transaction (the “ABS V Transaction”) will be less than 80% of the total consideration for the Transferred Assets and less than the Fair Market Value of the Transferred Assets. Section 9.11(d)(i) requires that at least 80% of the consideration for such transfer be cash and Section 9.11(d)(iii) requires that the consideration be at Fair Market Value. The Borrower has requested that the Majority Lenders waive, and the Majority Lenders signatory hereto hereby waive the requirements of Sections 9.11(d)(i) and (iii) that the consideration for the transfer of the Transferred Assets to ABS V pursuant to the ABS V Transaction be at least 80% cash and at Fair Market Value.

3.2         Swaps. The Borrower may, at its option, novate certain Swap Agreements associated with the ABS V Transaction. If it does so, it may receive less than 80% cash for such novation as required by Section 9.11(d)(i) and it may not receive Fair Market Value for such novation as required by Section 9.11(d)(iii). The Borrower has requested that the Majority Lenders waive, and the Majority Lenders signatory hereto hereby waive the requirements that the consideration for the novation of such Swap Agreements in connection with the transfer of the Transferred Assets be at least 80% cash and at Fair Market Value.

Section 4.     Borrowing Base. Pursuant to Section 2.08(a), the Administrative Agent has determined that upon the closing of the ABS V Transaction, the Borrowing Base in effect at such time shall be $300.0 million. The Borrowing Base may be subject to further adjustment from time to time in accordance with the Credit Agreement. The foregoing Borrowing Base is the spring 2022 Borrowing Base.

Section 5.     Effectiveness. This Sixteenth Amendment shall become effective on the first date on which each of the conditions set forth in this Section 5 is satisfied (the “Sixteenth Amendment Effective Date”):

5.1         The Administrative Agent shall have received duly executed counterparts (in such number as may be reasonably requested by the Administrative Agent) of this Sixteenth Amendment from the Borrower, each Guarantor, and Lenders constituting the Majority Lenders.

5.2         The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower certifying as to the matters set forth in Section 8.18(d) with respect to the designation of ABS Holdings V, ABS V and ABS V Upstream as Unrestricted Subsidiaries.

5.3         The Administrative Agent shall have received copies of the documents to be used to complete the ABS V Transaction (the “ABS V Transaction Documents”) at least two (2) Business Days prior to the close of the ABS V Transaction and such documents shall be in form and substance reasonably acceptable to the Administrative Agent.

5.4         The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower (a) certifying that the ABS V Transaction has been completed in accordance with the ABS V Transaction Documents, and (b) stating that attached thereto are true and correct copies of the originals of such ABS V Transaction Documents used to complete such ABS V Transaction.

5.5         The Administrative Agent shall have received the certificate required by Section 9.14 with respect to each affiliate transaction entered into with ABS V and ABS V Upstream.

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5.6         The Administrative Agent shall have received for the pro rata benefit of the Lenders a prepayment of the principal of the Loans in an amount equal to the lesser of (a) the net proceeds the Borrower receives in connection with the ABS V Transaction after deduction for fees and expenses associated therewith and the mandatory interest reserve required thereunder plus accrued interest on the date of the closing of the ABS V Transaction and (b) the outstanding principal amount of the Loans as of the date of such prepayment.

5.7         At the time of and immediately after giving effect to this Sixteenth Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) no event or events shall have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.8         There shall be no pending or threatened litigation against the Borrower or any Guarantor which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, except as disclosed in writing to the Administrative Agent prior to the Sixteenth Amendment Effective Date.

5.9         The Borrower shall have paid all amounts due and payable on or prior to the Sixteenth Amendment Effective Date to the extent invoiced two (2) Business Days prior to the Sixteenth Amendment Effective Date, including all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement.

Section 6.    Additional Agreements.

6.1         Swaps. The Borrower agrees to be in compliance with Sections 9.17(a)(i)(A) and (B) no later than 30 days after the closing of the ABS V Transaction.

6.2         Within 30 days after the Sixteenth Amendment Effective Date, (a) the Administrative Agent shall have received title information as the Administrative Agent may reasonably require, reasonably satisfactory to the Administrative Agent, setting forth the status of title to at least 85% of the PV-10 of the Borrowing Base Properties and the Borrower shall have executed and furnished to the Administrative Agent such additional Mortgages or supplements to Mortgages such that after the recording thereof in the appropriate filing office the Administrative Agent shall have a first priority Lien on at least 85% of the PV-10 of the Borrowing Base Properties.

Section 7.  Governing Law. THIS SIXTEENTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.    Miscellaneous. (a) On and after the Sixteenth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’ or words of like import referring to the Credit Agreement, and each reference in each other Loan Document to “the Credit Agreement”, “thereunder”, “thereof’ or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Sixteenth Amendment; (b) the execution, delivery and effectiveness of this Sixteenth Amendment shall not operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Sixteenth Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Sixteenth Amendment by signing any such counterpart; and (d) delivery of an executed counterpart of a signature page to this Sixteenth Amendment by electronic mail shall be effective as delivery of a manually executed counterpart of this Sixteenth Amendment.

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Section 9.     Ratification and Affirmation; Representations and Warranties. The Borrower and each Guarantor hereby (a) acknowledges the terms of this Sixteenth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended or modified hereby; and (c) represents and warrants to the Lenders that as of the Sixteenth Amendment Effective Date, after giving effect to the terms of this Sixteenth Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless already qualified by materiality, in which case such representation and warranty (to the extent so qualified) shall continue to be true and correct in all respects) as of such specified earlier date, (ii) no Default or Event of Default has occurred and is continuing, and (iii) no event or events have occurred which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 10.  Limitation of Waivers. Except as expressly provided herein, the waivers contained herein, shall not be a consent, waiver or agreement by the Administrative Agent or the Lenders of any Defaults or Events of Default, as applicable, which may exist or which may occur in the future under the Credit Agreement or any other Loan Document (collectively, “Violations”). Similarly, except as expressly provided herein, nothing contained in this Sixteenth Amendment shall directly or indirectly in any way whatsoever: (a) impair, prejudice or otherwise adversely affect the Administrative Agent’s or the Lenders’ right at any time to exercise any right, privilege or remedy in connection with the Credit Agreement or any other Loan Document, as the case may be, with respect to any Violations, (b) amend or alter any provision of the Credit Agreement, the other Loan Documents, or any other contract or instrument, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument, as applicable. Nothing in this Sixteenth Amendment shall be construed to be a consent by the Administrative Agent or the Lenders to any Violations.

Section 11.   Loan Document. This Sixteenth Amendment is a Loan Document as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

Section 12.  No Oral Agreements. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS SIXTEENTH AMENDMENT, EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN AND AMONG THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN AND AMONG SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Sixteenth Amendment to be executed by their officers thereunto duly authorized as of the date first above written.

BORROWER:	DIVERSIFIED GAS & OIL CORPORATION
a Delaware corporation

	By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:	DIVERSIFIED PRODUCTION LLC
DIVERSIFIED ENERGY MARKETING, LLC
DIVERSIFIED MIDSTREAM LLC
DP BLUEBONNET LLC
BLUESTONE NATURAL RESOURCES II, LLC
CRANBERRY PIPELINE CORPORATION
COALFIELD PIPELINE COMPANY
TAPSTONE ENERGY HOLDINGS, LLC
TAPSTONE ENERGY HOLDINGS II, LLC
TAPSTONE ENERGY HOLDINGS III, LLC
TAPSTONE ENERGY, LLC
TAPSTONE MIDSTREAM, LLC

By:	/s/ Eric Williams
Name: Eric Williams
Title: Executive Vice President and Chief Financial Officer

Signature Page

Diversified Gas & Oil Corporation – Sixteenth Amendment

KEYBANK NATIONAL ASSOCIATION, as
Coordinating Lead Arranger, Sole Bookrunner,
Administrative Agent and a Lender

By:	/s/ Kyle Gruen
Name:	Kyle Gruen
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Sixteenth Amendment

TRUIST BANK, as Co-Syndication Agent, and a Lender

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

TRUIST SECURITIES, INC., as Joint Lead Arranger

By:	/s/ Benjamin L. Brown
Name:	Benjamin L. Brown
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Sixteenth Amendment

CITIZENS BANK, N.A., as Joint Lead Arranger, Co-Syndication Agent and a Lender

By:	/s/ Scott Donaldson
Name:	Scott Donaldson
Title:	Senior Vice President

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Joint Lead Arranger, Co-Syndication Agent, and a Lender

By:	/s/ Jacob W. Lewis
Name:	Jacob W. Lewis
Title:	Authorized Signatory

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Authorized Signatory

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

DNB CAPITAL LLC as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Senior Vice President

By:	/s/ Scott Joyce
Name:	Scott Joyce
Title:	Senior Vice President

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

MIZUHO BANK, LTD., as a Joint Lead Arranger, a Co-Syndication Agent and a Lender

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Authorized Signatory

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

U.S. BANK NATIONAL ASSOCIATION, as a Joint Lead Arranger a Co-Document Agent and a Lender

By:	/s/ Matthew A. Turner
Name:	Matthew A. Turner
Title:	Senior Vice President

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Wesley Cronin
Name:	Wesley Cronin
Title:	Authorized Signatory

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

First-Citizens Bank & Trust Company (successor by merger to CIT BANK, N.A.), as a Lender

By:	/s/ Christopher Solley
Name:	Christopher Solley
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Sixteenth Amendment

FIRST HORIZON BANK, as a Lender

By:	/s/ W. David McCarver IV
Name:	W. David McCarver IV
Title:	Senior Vice President

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Salman Samar
Name:	Salman Samar
Title:	Director

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

CITIBANK, N.A, as a Lender

By:	/s/ Cliff Vaz
Name:	Cliff Vaz
Title:	Vice President

Signature Page

Diversified Gas & Oil Corporation – Sixteenth Amendment

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Jeffrey Cobb
Name:	Jeffrey Cobb
Title:	Director

Signature Page

 Diversified Gas & Oil Corporation – Sixteenth Amendment

SYNOVUS BANK, as a Lender

By:	/s/ Charles C. Clark
Name:	Charles C. Clark
Title:	Director

Signature Page

Diversified Gas & Oil Corporation – Sixteenth Amendment

ZIONS BANCORPORATION, N.A. dba AMEGY BANK, as a Lender

By:	/s/ G. Scott Collins
Name:	G. Scott Collins
Title:	Executive Vice President

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Dan Martis
Name:	Dan Martis
Title:	Authorized Signatory

Exhibit A Amended, Restated and Consolidated Revolving Credit Agreement

[**Omitted**]

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

[**Omitted**]